Exhibit 3.19

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ICO GLOBAL SERVICES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-THIRD DAY OF MARCH, A.D. 1998, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF RESIGNATION OF REGISTERED AGENT WITH APPOINTMENT, FILED THE SEVENTH DAY OF OCTOBER, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF MARCH, A.D. 2000, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF SEPTEMBER, A.D. 2010, AT 11:36 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “ICO GLOBAL SERVICES, INC.”.

Jeffrey W. Bullock, Secretary of State
2867459 8100H	AUTHENTICATION: 2312390
150548119	DATE: 04-22-15

You may verify this certificate online

at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 03/23/1998 981111994 – 2867459

CERTIFICATE OF INCORPORATION

OF

ICO GLOBAL SERVICES, INC.

FIRST: The name of the corporation is ICO Global Services, Inc.

SECOND: The registered office of the corporation in the State of Delaware is located at 103 Foulk Road, Suite 200, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Entity Services (Delaware), Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock of the par value of One Cent ($0.01) per share.

FIFTH: The name of the incorporator is M.A. Brzoska and her mailing address is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

SIXTH: The name and mailing address of the director, who shall serve until the first annual meeting of stockholders or until his successors are elected and qualified, is as follows:

Name	Address

Robert C. Campbell	103 Foulk Road, Suite 200
Wilmington, Delaware 19803

The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the bylaws. Election of directors need not be by written ballot.

SEVENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

TENTH: The corporation shall have the right, subject to any express provisions or restrictions contained in the certificate of incorporation or bylaws of the corporation, from time to time, to amend the certificate of incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the corporation by the certificate of incorporation or any amendment thereof are subject to such right of the corporation.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of March, 1998.

M.A. Brzoska
Incorporator

** TOTAL PAGE.003 **

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 10/07/1998 981389675 – 2492472

STATE OF DELAWARE

CERTIFICATE OF RESIGNATION

OF REGISTERED AGENT WITH APPOINTMENT

OF A SUCCESSOR REGISTERED AGENT

Pursuant to the provisions of Section 135 of Title 8 of the Delaware Code, the undersigned agent for service of process, in order to resign as agent and appoint a successor agent, hereby certifies that:

1.	The name of the resigning agent is: Entity Services (Delaware), Inc.

2.	The name of the successor agent is: Entity Services Group, LLC

3.	The address of the successor agent is: 103 Foulk Road, Suite 200, Wilmington, DE 19803

4.	Attached to this certificate is a statement from each such Corporation ratifying and approving such change of Registered Agent.

IN WITNESS WHEREOF, the undersigned agent has caused this certificate to be signed on its behalf by its Officer this 14th day of September, 1998.

By:

Name:	Andrew T. Panaccione

Title:	President

AFFIDAVIT

STATE OF DELAWARE

COUNTY OF NEW CASTLE

Weepor Company, a Delaware Corporation, hereby ratifies and approves of the resignation of Entity Services (Delaware), Inc. and appointment of Entity Services Group, LLC as successor located at 103 Foulk Road, Suite 200, Wilmington, DE 19803.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed on its behalf by its Officer this 22nd day of July, 1998.

Signature

Name:	David C. Eppes

Title:	Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/24/2000 001150394 – 2867459

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ICO GLOBAL SERVICES, INC.

ICO Global Services, Inc., a corporation organized and existing under and by virtue of the general corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST. That the Board of Directors of said corporation, by unanimous written consent of its members filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED that Section 4 of the Certificate of Incorporation of ICO Global Services, Inc., be amended to read as follows:

FOURTH: The total number of shares which the Company shall have the Authority to issue is 2,000 shares of Common Stock, and the par value of Each of such shares is One Cent ($.01) amount in the aggregate to Twenty Dollars ($20.00).

SECOND. That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the general Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SAID CORPORATION HAS caused this Certificate to be signed by Robert C. Campbell its Secretary, and attested by Kari L. Johnson its Assistant Secretary, this 24th day of March A.D. 2000.

Secretary

Attested by:	Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 12:03 PM 09/14/2010 FILED 11:36 AM 09/14/2010 SRV 100905530 – 2867459 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of ICO Global Services, Inc., a Delaware Corporation, on this 26th day of August, A.D. 2010, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 26 day of August, A.D., 2010.

By:
Authorized Officer

Name:	Donald Eric Parsons
Print or Type

Title:	Secretary